Exhibit (a)(1)(iv)
Offer To Redeem For Cash
All Outstanding Class A Ordinary Shares
of
CORNER GROWTH ACQUISITION CORP. 2
at
$10.21 per Share of Class A Ordinary Shares
Pursuant to the Offer to Redeem
Dated October 21, 2022
by
CORNER GROWTH ACQUISITION CORP. 2
THE REDEMPTION OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 5, 2022, UNLESS THE REDEMPTION OFFER IS EXTENDED OR TERMINATED.
October 21, 2022
To Our Clients:
Enclosed for your consideration are the Offer to Redeem, dated October 21, 2022 (as it may be amended, supplemented or modified from time to time, the “Offer to Redeem”), and the related Letter of Transmittal (as it may be amended, supplemented or modified from time to time, the “Redemption Offer Letter of Transmittal” and, together with the Offer to Redeem, the “Redemption Offer”) in connection with the offer by Corner Growth Acquisition Corp. 2, a Cayman Islands exempted company (the “Company”), to purchase and redeem all outstanding Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”), at a price of $10.21 per share, net to the seller in cash and without interest (the “Redemption Price”), upon the terms and subject to the conditions of the Redemption Offer.
We or our nominees are the holder of record of Class A Ordinary Shares held for your account. A redemption of such Class A Ordinary Shares can be made only by us as the holder of record and pursuant to your instructions. The Redemption Offer Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Class A Ordinary Shares held by us for your account.
We request instructions as to whether you wish us to tender any or all of the Class A Ordinary Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Redeem and the Redemption Offer Letter of Transmittal.
Please note carefully the following:
1.
The Redemption Price for the Redemption Offer is $10.21 per share of Class A Ordinary Shares, net to the seller in cash and without interest.

2.
The Redemption Offer is being made for all outstanding Class A Ordinary Shares.

3.
The Redemption Offer is being made in connection with our previously announced 8-K filed with the SEC on June 10, 2022.

4.
The Redemption Offer and withdrawal rights will expire at 5:00 P.M., New York City time, on December 5, 2022, (the “Expiration Time,” unless the Company extends or earlier terminates the Redemption Offer, in which event “Expiration Time” will mean the latest time and date at which the Redemption Offer, as so extended by the Company, will expire).

5.
The Redemption Offer is not conditioned on the tender of any minimum number of Class A Ordinary Shares and is not subject to any financing condition. The Redemption Offer is conditioned on (i) the amount of funds in the Company’s trust account shall not be below $5,000,001 after accounting for the purchase of shares tendered in this Redemption Offer (which may not be waived by the Company); and (ii) other customary closing conditions (which may be waived by the Company in its sole and absolute discretion).

If you wish to have us tender any or all of your Class A Ordinary Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Class A Ordinary Shares, then all such Class A Ordinary Shares will be tendered unless otherwise specified on the Instruction Form.
Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Time.
The Redemption Offer is not being made to (and no tenders will be accepted from or on behalf of) holders of Class A Ordinary Shares in any state in which the making of the Redemption Offer or acceptance thereof would not be in compliance with the securities, “blue sky” or other laws of such state. However, the Company may, in its discretion, take such action as it deems necessary to make the Redemption Offer comply with the laws of any such state and extend the Redemption Offer to holders of Class A Ordinary Shares in such state in compliance with applicable laws.

INSTRUCTION FORM
With Respect to the Offer to Redeem for Cash
All Outstanding Class A Ordinary Shares
of
CORNER GROWTH ACQUISITION CORP. 2
at
$10.21 per Share of Class A Ordinary Shares
Pursuant to the Offer to Redeem
Dated October 21, 2022 by
CORNER GROWTH ACQUISITION CORP. 2
The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Redeem, dated October 21, 2022 (as it may be amended, supplemented or modified from time to time, the “Offer to Redeem”), and the related Letter of Transmittal (as it may be amended, supplemented or modified from time to time, the “Redemption Offer Letter of Transmittal” and, together with the Offer to Redeem, the “Redemption Offer”), in connection with the offer by Corner Growth Acquisition Corp. 2, a Cayman Islands exempted company (the “Company”), to purchase and redeem up to all outstanding Class A Ordinary Shares, par value $0.0001 per share (the “Class A Ordinary Shares”), at a price of $10.21 per share of Class A Ordinary Shares, upon the terms and subject to the conditions of the Redemption Offer.
The undersigned hereby instruct(s) you to tender to the Company the number of Class A Ordinary Shares indicated below or, if no number is indicated, all Class A Ordinary Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Redemption Offer. The undersigned understands and acknowledges that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for redemption of any tender of Class A Ordinary Shares made on behalf of the undersigned will be determined by the Company in its sole discretion.
ACCOUNT NUMBER:
NUMBER OF CLASS A ORDINARY SHARES BEING TENDERED HEREBY:       SHARES*
The method of delivery of this Instruction Form is at the election and risk of the tendering stockholder. This Instruction Form should be delivered to us in ample time to permit us to submit the tender on your behalf prior to 5:00 P.M., New York City time, on December 5, 2022, unless the Redemption Offer is extended.
Dated:
(Signature(s))
(Please Print Name(s))
Address
(Include Zip Code)
Area Code and Telephone No.
Taxpayer Identification or Social Security No.

*
Unless otherwise indicated, it will be assumed that all Class A Ordinary Shares held by us for your account are to be tendered.